January 18, 2017

Kingstone Companies, Inc.
15 Joys Lane
Kingston, New York 12401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kingstone Companies, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") relating to the registration by the Company for (a) the issue and sale by the Company from time to time of up to $50,000,000 offering price of (i) shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), (ii) shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock"), and/or (iii) debt securities of the Company ("Debt Securities") and (b) the resale from time to time by the selling shareholders named therein (the "Selling Shareholders") of up to 700,000 shares of Common Stock, as provided for in the Prospectus.  The Prospectus provides that it may be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement").  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, as promulgated by the Commission.

  In connection with this opinion, we have examined the following documents: (i) the Restated Certificate of Incorporation and the By-Laws of the Company, each as amended to date, (ii) the Registration Statement, and (iii) a unanimous written consent of the Board of Directors of the Company relating to the filing of the Registration Statement and the sale by the Company of the Common Stock, Preferred Stock and/or Debt Securities, or resale by the Selling Shareholders of the Common Stock, covered by the Registration Statement.  We have also examined such other instruments and documents as we deemed relevant under the circumstances.

For purposes of this opinion, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings.  We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that: (a) when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Prospectus or any Prospectus Supplement, and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) available under the Restated Certificate of Incorporation, and (ii) authorized by the Board of Directors in connection with the offering contemplated by the Prospectus or any Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable; (b) when a series of Preferred Stock has been duly established in accordance with the terms of the Company's Restated Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the Prospectus or any Prospectus Supplement and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (i) available under the Restated Certificate of Incorporation, and (ii) authorized by the Board of Directors in connection with the offering contemplated by the Prospectus or any Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable; and (c) with respect to the Debt Securities, when (i) the Debt Securities indenture and any and all applicable supplements thereto (the "Indenture") have been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, (ii) the Board of Directors has taken all necessary corporate action to approve the issuance and establish the terms of such Debt Securities, the terms of the offering and related matters, (iii) the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and (iv) the Debt Securities have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other security in accordance with the terms of such security or the instrument governing such security providing for such conversion, exchange or exercise as approved by the Board of Directors) will be binding obligations of the Company and entitled to the benefits of the Indenture, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting or relating to the rights of creditors generally, by general principles of equity (regardless of whether considered in a proceeding in equity or at law), and by requirements of reasonableness, good faith and fair dealing.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that the shares of Common Stock that are being resold by the Selling Shareholders are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and reference to our firm under the heading "Legal Matters" in the Prospectus.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Very truly yours,

/s/ Certilman Balin Adler & Hyman, LLP